UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously reported, the Audit Committee of the Board of Directors of Tier Technologies, Inc. (“Tier” or “the Company”) retained the independent law firm of Ropes & Gray LLP in December 2005 to conduct an independent investigation of restatement-related issues. The scope of the investigation includes: (i) examination of the qualitative and financial reporting issues giving rise to the restatement, including the issues Tier’s management brought to the Audit Committee’s attention; (ii) review of Tier’s proposed restatement and related filings as they are prepared by the Company; (iii) review of accounting control and management issues that come to the Audit Committee’s attention during the course of its investigation; and (iv) identification of remedial measures that the Audit Committee recommends the Company implement in light of its findings.

On April 5, 2006, Tier provided the Nasdaq Listing Qualifications Panel (the “Panel”) with a substantive status report addressing the questions posed by the Panel on March 10, 2006, which the Company was required to address as a condition of continued listing on The Nasdaq National Market. As part of that report, Tier undertook to provide the Panel with its final report on the investigation by April 21, 2006. Subsequently, on April 14, 2006, Ropes & Gray notified the Panel that on April 12, 2006, Ropes & Gray had conducted an interview with a former Tier executive that identified a number of serious new allegations relevant to the restatement-related issues that are being reviewed as part of the independent investigation. To reach a complete and fair understanding of the issues giving rise to the restatement, Ropes & Gray reported that the Audit Committee and its advisors must conduct additional interviews and review additional records. Ropes & Gray reported that, as a result, the anticipated completion of the independent investigation will be delayed by three weeks and is expected to be completed by May 12, 2006. At the present time, the Company cannot predict whether the delay in the Audit Committee’s independent investigation will have an adverse impact on its continued listing and there can be no assurance that the Panel will conclude that this delay is acceptable. If the Panel does not find the delay acceptable, Tier’s common stock could be delisted from The Nasdaq National Market.

The Company continues to make every effort to complete and file its Annual Report on Form 10-K fiscal year 2005 and its Form 10-Q for the quarter ended December 31, 2005, by June 5, 2006, which is one of the Panel’s conditions for continued listing. However, the Company is unable to anticipate whether the independent investigation will identify new issues that will require Tier to make additional restatement adjustments to its historical financial statements, which could further delay the issuance of these reports. If such a delay were to occur, Tier cannot provide assurance that such a delay would be acceptable to the Panel, in which case Tier’s common stock could be delisted from The Nasdaq National Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: April 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release